                                                                   EXHIBIT 99.p2

                    American Century Capital Portfolios, Inc.
                       American Century Mutual Funds, Inc.
               American Century Strategic Asset Allocations, Inc.
                   American Century Variable Portfolios, Inc.
                    American Century World Mutual Funds, Inc.
               American Century Asset Allocation Portfolios, Inc.

                             INDEPENDENT DIRECTORS'

                                 CODE OF ETHICS

EFFECTIVE  FEBRUARY  21,  1998 AS  ADOPTED  BY THE  BOARD  OF  DIRECTORS  OF THE
REGISTERED INVESTMENT COMPANIES LISTED ABOVE, AND AMENDED ON MARCH 4, 2000.

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                See the Appendix for a definition of "security".
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I.   PURPOSE OF CODE.

     The  Independent  Directors' Code of Ethics  establishes  rules that govern personal activities of the directors of the registered investment companies
     listed  above  (the   "Companies")  who  are  not  "interested"   directors
     ("Independent  Directors").  American Century Investment Management,  Inc.,
     the Companies'  investment  manager,  has adopted a separate Code of Ethics which governs its employees,  officers and directors (the "American Century
     Code").  The American  Century Code and this Code are together  intended to satisfy the requirements of Rule 17j-1 under the Investment  Company Act of
     1940.

II.  RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES.

     A.   GENERAL RULE: NO PRECLEARANCE

          As you are aware,  you are  prohibited  by federal law from  investing based on material  nonpublic  information  which you receive  from any source.  You are  expected to abide by the  highest  ethical and legal standards in conducting your personal securities  transactions.  As an
          Independent  Director,  you are  generally not required to comply with
          special   procedures   designed  to  monitor  your  personal   trading
          activities.

     B.   EXCEPTION TO GENERAL RULE

          You may be  considered an "Access  Person" under the American  Century
          Code for the  purpose of trading  in a  specific  security  if, in the ordinary  course of fulfilling  your official duties as an Independent
          Director,  you have or should have acquired  direct  knowledge about a
          Company's  dealings  in the same  security.  If you have  such  direct knowledge,  you will only be  considered an Access Person with respect to that security if BOTH of the following  conditions  are  satisfied:

          (1)  The security is held by one or more Fund Clients and is currently being  considered  for sale, OR the security is being  considered for purchase by one or more Fund Clients; AND

          (2)  You execute your transaction during the 15 day period immediately preceding  or after  the  date on  which,  based  on your  direct knowledge,  a Fund Client is  expected  to sell or  purchase  the security.

AMERICAN CENTURY CAPITAL PORTFOLIOS, INC., et al.          INDEPENDENT DIRECTORS' CODE OF ETHICS
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          You will therefore be subject to all of the requirements applicable to
          Access Persons under the American Century Code.

III. CAN THERE BE ANY EXCEPTIONS TO THE RESTRICTIONS?

     YES.  The other  Independent  Directors  may grant  limited  exemptions  to specific provisions of this Code on a case-by-case basis.

     A.   HOW TO REQUEST AN EXEMPTION

          Present  your  fact  situation  to  the  counsel  to  the  Independent
          Directors  detailing your  situation.  The counsel to the  Independent
          Directors will present your proposal to the Independent Directors at a regular or special meeting, as he or she deems appropriate.

     B.   FACTORS CONSIDERED

          In  considering  your request,  the other  Independent  Directors will grant your exemption  request only if they are  unanimously  satisfied that:

          *    your request  addresses an undue personal hardship imposed on you by this Code of Ethics;

          *    your situation is not contemplated by this Code of Ethics; and

          *    your  exemption,   if  granted,  would  be  consistent  with  the
               achievement of the objectives of this Code of Ethics.

     C.   EXEMPTION REPORTING

          All  exemptions  granted  must be  recorded in the minutes of the next meeting of the Boards of Directors of the Companies.

IV.  CONFIDENTIAL INFORMATION.

     All information  about the Companies'  securities  transactions,  actual or contemplated, is confidential. You must not disclose, except as required by the duties of your  employment,  securities  transactions of the Companies,
     actual  or   contemplated,   or  the   contents  of  any  written  or  oral
     communication,  study, report or opinion concerning any security. This does not apply to information which has already been publicly disclosed.

V.   CONFLICTS OF INTEREST.

     As an  Independent  Director,  you have a fiduciary duty to avoid acting on any matters presenting a conflict of interest that could arise from service as a  director,  officer,  employee  of,  or as a  consultant  to,  or  any affiliation  with,  another  business  entity  and to avoid  acting  in the presence of such a  conflict,  until the matter is  disclosed  to the other independent directors, who will determine whether or not the conflict could reflect  adversely on the director's  independence or would  compromise the interests of Fund  shareholders.  Affiliations with banks,  broker-dealers, investment  companies and investment  advisers are examples of the kinds of activities which could adversely affect your  independence as a director of the Companies.

     If you are unsure whether the service could present a conflict of interest, you should  consult  with  counsel to the  Independent  Directors  and seek approval from the other Independent Directors, if counsel deems such action appropriate.

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VI.  ANNUAL QUESTIONNAIRE

     On an annual basis, you will be asked to complete a questionnaire detailing your  business  affiliations,  which  will be  furnished  to counsel to the
     Independent  Directors.  If your business  affiliations  materially  change during the course of the year, you should notify counsel to the Independent
     Directors of the change.

VI.  WHAT  HAPPENS IF YOU  VIOLATE  THE RULES IN THE CODE OF ETHICS?

     You may be subject to serious penalties.

     A.   THE PENALTIES WHICH MAY BE IMPOSED INCLUDE:

          *    formal warning;

          *    restriction of trading privileges;

          *    disgorgement of trading profits;

          *    fine; AND/OR

          *    formal resignation request.

     B.   PENALTY FACTORS

          The factors which may be considered by the other Independent Directors when determining the appropriate penalty include,  but are not limited to:

          *    the harm to the Companies' interests;

          *    the extent of unjust enrichment;

          *    the frequency of occurrence;

          *    the  degree  to  which  there is  personal  benefit  from  unique knowledge obtained through your position as Independent Director;

          *    the degree of perception of a conflict of interest;

          *    evidence of fraud,  violation of law, or reckless  disregard of a regulatory requirement; AND/OR

          *    the level of  accurate,  honest and timely  cooperation  from the person subject to the Code.

          *    If you have any questions about the Code, do not hesitate to seek guidance from counsel or the other Independent Directors.

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APPENDIX:  DEFINITION OF SECURITY

A "security" includes a great number of different investment vehicles.  However, for purposes of this Code of Ethics, "security" includes any of the following:

     *    note,

     *    stock,

     *    treasury stock,

     *    bond,

     *    debenture,

     *    evidence of indebtedness,

     *    certificate  of  interest  or  participation  in  any   profit-sharing
          agreement,

     *    collateral-trust certificate,

     *    preorganization certificate or subscription,

     *    transferable share,

     *    investment contract,

     *    voting-trust certificate,

     *    certificate of deposit for a security,

     *    fractional undivided interest in oil, gas or other mineral rights,

     *    any  put,  call,  straddle,  option,  or  privilege  on  any  security
          (including  a  certificate  of  deposit)  or on any  group or index of securities  (including  any  interest  therein  or based on the  value thereof), or

     *    any put,  call,  straddle,  option,  or  privilege  entered  into on a national securities exchange relating to foreign currency, or

     *    in general, any interest or instrument commonly known as a "security,"
          or

     *    any certificate of interest or participation  in, temporary or interim certificate  for,  receipt for,  guarantee of, future on or warrant or right to subscribe to or purchase, any of the foregoing.

                                                                       APPENIDIX